Exhibit 10.24

SETTLEMENT AGREEMENT AND FULL RELEASE OF ALL CLAIMS

This Settlement Agreement and Full Release of All Claims (“Settlement and Release”) is entered into as of January 31, 2014 (“Effective Date”) by and between Lenco Mobile Inc., a Delaware corporation (“Lenco”), and Michael Levinsohn, an individual residing in Bellevue, Washington(“Levinsohn”) with respect to the following facts:

A.     Levinsohn was previously Chairman of the Board and Chief Executive Officer of Lenco until on or around December 27, 2011, at which time he continued as Chairman of the Board but his executive title changed to Executive Chairman;

B.     Levinsohn continued as Chairman of the Board and Executive Chairman until he resigned from his position as Executive Chairman on September 17, 2013, at which time he ceased to be an employee of Lenco but continued as a director and Chairman of the Board;

C.     Levinsohn and Lenco had signed a Separation Agreement on June 11, 2013 (the “Separation Agreement”) that contained certain terms and conditions that were to have applied to his separation but the Separation Agreement was made void by its own terms and therefore none of the term or conditions therein are or were of any force or effect;

D.     Levinsohn and Lenco had entered into an Executive Employment Agreement dated as of September 1, 2009 (the “Employment Agreement”) that expired by its own terms on December 31, 2012;

E.     Lenco and 121 Mobile Solutions Inc., a corporation wholly owned by Levinsohn, had entered into that certain Referral Agreement dated as of October 4, 2013 (the “Referral Agreement”);

F.     Lenco issued to Levinsohn a stock option grant (the “Grant”) on April 11, 2012 with respect to 6,500,000 shares of Lenco common stock (the “Option Shares”);

G.     Levinsohn and Lenco wish to enter into this Settlement and Release to acknowledge Levinsohn’s resignation from the Board of Directors and provide a full and complete release of any and all claims that Levinsohn or Lenco may have against each other. 121 Mobile Solutions Inc. has also signed below to acknowledge the termination of the Referral Agreement and the release provisions applicable to 121 Mobile Solutions Inc. set forth herein.

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NOW, THEREFORE, the parties agree as follows:

1.     Resignation. Levinsohn has delivered to Lenco a notice that Levinsohn has resigned from his position as a director and Chairman of the Lenco Board of Directors.

2.     Settlement Consideration. Lenco will pay Levinsohn Twenty Thousand Dollars ($20,000) on the Release Effective Date. Lenco will pay on Levinsohn’s behalf COBRA continuation premiums for health insurance coverage continuing through June 30, 2015 of the type generally available to Lenco executives; provided that Levinsohn files for COBRA continuation coverage and takes such actions and signs and delivers such documents as are necessary to continue such coverage.

3.     Termination of Referral Agreement; Release. Levinsohn, Lenco and 121 Mobile Solutions Inc. agree that the Referral Agreement is hereby terminated and is of no force and effect. All parties hereby waive and release any claims that any of them may have under the Referral Agreement.

4.     Other Agreements; Option Grants.

(a)     Levinsohn expressly acknowledges his post-employment obligations under the Employment Agreement and all other agreements between Levinsohn and Lenco, including, without limitation, any agreements regarding confidentiality, inventions and other intellectual property assignments or transfers, stock option agreements and indemnification agreements (collectively, the "Other Agreements"), all of which obligations shall remain in full force and effect.

(b)     With respect to option grants awarded to Levinsohn, the terms of such option grants shall continue to govern the vesting, exercise and expiration of those option grants; provided that with respect to the Grant, all of the Option Shares subject to the Grant shall be deemed to have vested on the Release Effective Date and shall continue to be exercisable until April 11, 2022.

5.     Release of Claims

5.1     By Levinsohn. Effective as of the Release Effective Date:

(a)     Levinsohn, for himself and his beneficiaries, estate, successors and assigns, fully and forever releases and discharges Lenco together with all parents, subsidiaries, affiliates, related entities, fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees, investors and representatives (collectively, “Releasees”) with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this Settlement and Release, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to Levinsohn’s employment with any Releasees, any prior employment agreement between Levinsohn and any Releasees and any prior separation agreement between Levinsohn and any Releasees.

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(b)     Levinsohn expressly waives any claims against any Releasees and releases Releasees from any claims, whether known or unknown, which existed or may have existed at any time up to the date of Levinsohn's execution of this Settlement and Release, including claims related in any way to Levinsohn's employment with any Releasees or the ending of that relationship. This waiver and release includes, but is not limited to, any claims for wages, bonuses, employment benefits, stock options or restricted stock, or damages of any kind whatsoever, arising out of any common law torts, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any theory of negligence, any theory of retaliation, any theory of discrimination or harassment in any form, any legal restriction on any Releasee's right to terminate employees, or any federal, state, or other governmental statute, executive order, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Unruh Civil Rights Act, the California Fair Employment and Housing Act, or any other legal limitation on or regulation of the employment relationship.

(c)     This waiver and release by Levinsohn is intended to be construed as broadly and comprehensively as the law permits. However, this waiver and release shall not be construed as waiving or releasing any claim that as a matter of law cannot be waived or released.

(d)     Levinsohn and Releasees intend this Settlement and Release to be a general release which shall bar to each and every claim, demand, or cause of action released in the Settlement and Release. Levinsohn recognizes that he may have some claim, demand, or cause of action against Releasees of which Levinsohn is completely unaware and unsuspecting or about which Levinsohn has limited information. Levinsohn understands and intends, in executing this Settlement and Release, that the Settlement and Release will deprive Levinsohn of each such claim, demand or cause of action and prevent Levinsohn from asserting it against Releasees, even if Levinsohn later learns information that might have affected Levinsohn’s decision to enter into this Settlement and Release. In furtherance of this intention, Levinsohn expressly waives any rights or benefits conferred by the provisions of section 1542 of the Civil Code of the State of California, or any similar state law, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

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(e)     Levinsohn represents that Levinsohn has not filed any complaints, charges or lawsuits against Lenco with any governmental agency or any court, and agrees that Levinsohn will not initiate any complaints or lawsuits in the future. Levinsohn does not hereby waive his right to file a charge with the Equal Employment Opportunity Commission (“EEOC”) of similar government agency, but Levinsohn does hereby waive his right to recover monetary relief as the result of any EEOC or other charge or complaint.

(f)     Levinsohn represents and warrants that he is the sole owner of the actual or alleged claims, rights, causes of action, and other matters which are released herein, that the same have not been assigned, transferred, or disposed of in fact, by operation of law, or in any manner, and that he has the full right and power to grant, execute and deliver the releases, undertakings, and agreements contained herein.

(g)     The foregoing waivers and releases in this Section 5 shall not preclude Levinsohn from pursuing claims relating to enforcing Levinsohn’s rights under this Settlement and Release. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to constitute a waiver or release of Levinsohn's rights to indemnification for acts occurring prior to the Effective Date pursuant to the terms of the Indemnification Agreement between Lenco and Levinsohn dated as of March 13, 2012 (the “Indemnification Agreement”), and Levinsohn’s statutory indemnity rights.

5.2     By Lenco. Effective as of the Release Effective Date:

(a)     Lenco, on its behalf and on behalf of the Releasees, fully and forever releases and discharges Levinsohn with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this Settlement and Release, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to Levinsohn's employment with Lenco prior to the date of this Settlement and Release, any prior employment agreement between the two parties and any prior separation agreement between the two parties.

(b)     Lenco expressly waives any claims against Levinsohn, whether known or unknown, which existed or may have existed at any time up to the date of execution of this Settlement and Release, including claims related in any way to Levinsohn's employment with Lenco or the ending of that relationship. This waiver and release includes, but is not limited to damages of any kind whatsoever, arising out of any common law torts, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of negligence, any theory of retaliation, any theory of discrimination or harassment in any form, any governmental statute, executive order, or ordinance, or any other legal limitation on or regulation of the employment relationship.

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(c)     This waiver and release by Lenco is intended to be construed as broadly and comprehensively as the law permits. However, this waiver and release shall not be construed as waiving or releasing any claim that as a matter of law cannot be waived or released.

(d)     Lenco intends this Settlement and Release to be a general release which shall bar to each and every claim, demand, or cause of action released in the Settlement and Release. Lenco expressly recognizes that Releasees may have some claim, demand, or cause of action against Levinsohn, of which Lenco and the Releasees, are completely unaware and unsuspecting or about which they have limited information. Lenco understands and intends, in executing this Settlement and Release, that the Settlement and Release will deprive Lenco and the Releasees of each such claim, demand or cause of action and prevent Lenco and the Releasees from asserting such claims against Levinsohn, even if Lenco or the Releasees later learns information that might have affected Lenco’s decision to enter into this Settlement and Release. In furtherance of this intention, Lenco expressly waives any rights or benefits conferred by the provisions of section 1542 of the Civil Code of the State of California, or any similar state law, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(e)     Lenco represents that it has not filed any complaints, charges or lawsuits against Levinsohn with any governmental agency or any court, and agrees that it will not initiate any complaints or lawsuits against Levinsohn in the future. Lenco undertakes that it will not provide any third party with information relating to Levinsohn’s employment with Lenco except as done in the ordinary course of business or as required by law.

(f)     Lenco represents and warrants that it is the sole owner of the actual or alleged claims, rights, causes of action, and other matters of Lenco which are released herein, that the same have not been assigned, transferred, or disposed of in fact, by operation of law, or in any manner, and that Lenco has the full right and power to grant, execute and deliver the releases, undertakings, and agreements contained herein on behalf of Lenco.

(g)     The foregoing waivers and releases in this Section 5.2 shall not apply in the event of any breach by Levinsohn of any of the representations or warranties set forth in this Settlement Agreement and shall not preclude Lenco from pursuing claims or asserting defenses relating to enforcing its rights under this Settlement and Release, under the Indemnification Agreement, under the terms of any option grant, or under any terms of the Employment Agreement that according to the Employment Agreement survived termination thereof, including without limitation, the provisions regarding assignment and ownership of intellectual property and confidentiality obligations.

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6.     Nonsolicitation.

(a)     For one (1) year from the Release Effective Date, Levinsohn will not induce, or attempt to induce, directly or indirectly, any employee, consultant, or independent contractor of Lenco to leave such employment or relationship or to engage in, be employed by, perform services for, participate in or otherwise be connected with, either directly or indirectly, me or any enterprise with which Levinsohn may in any way be associated.

(b)     For one (1) year from the Release Effective Date, Levinsohn will not induce, or attempt to induce, directly or indirectly, any customer or prospective customer of Lenco to do business with any person or entity that offers products or services that compete with products or services then offered by Lenco. The foregoing prohibition regarding prospective customers shall apply to prospective customers that (i) as of the Effective Date, Lenco has held discussions with regarding provision of products and/or services by Lenco, or (ii) Levinsohn knows or has reason to know prior to Levinsohn contacting such customer that Lenco has held discussions with or has plans, appointments or meetings set up to discuss with such customer the provision of products or services by Company. For purposes of this Section 6(b) a company or business shall not be deemed to be a prospective customer of Lenco solely based on the fact that the company or business has been identified by 121 Mobile Solutions Inc. as a prospect that 121 Mobile Solutions Inc. was pursuing.

7.     No Admission of Wrongdoing. This Settlement and Release shall not be construed as an admission by either party of any wrongful or unlawful act or breach of contract.

8.     Nondisparagement. Levinsohn agrees to refrain from making any derogatory or disparaging comments to the press or any individual or entity regarding Lenco, its business, directors, employees, affiliates or related activities, or the relationship between the parties. Lenco agrees to refrain from making any derogatory or disparaging comments to the press or any individual or entity regarding Levinsohn or the relationship between the parties.

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9.     Return of Property. Levinsohn confirms that Levinsohn has returned to Lenco, or will return to Lenco within twenty-one (21) days of the Release Effective Date, all files, memoranda, records, credit cards, pagers, computers, computer files, passwords and pass keys, card keys, or related physical or electronic access devices, and any and all other property received from Lenco or any of its current or former employees or generated by Levinsohn in the course of employment. Levinsohn shall be entitled to retain copies of information that relates to his financial investment in Lenco.

10.     Levinsohn’s emails. Within twenty-one (21) days of the Release Effective Date, Lenco will make a copy of the emails in the Inbox, Sent, Drafts and Archive folders of Levinsohn’s Gmail account at email address michael.levinsohn@archermobile.com, michael.levinsohn@lencomobile.com, or michael.levinsohn@helloarcher.com (the “Levinsohn Emails”) and then delete all of the Levinsohn Emails from the account. Lenco will deposit the copy of the Levinsohn Emails with Perkins Coie and will delete any other copies of the Levinsohn Emails from from Lenco’s servers, or any servers that Lenco controls, or are managed on Lenco’s behalf. Lenco will not retrieve the Levinsohn Emails from Perkins Coie or use them for any purpose, other than (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (c) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, and in each case only after notifying Levinsohn of the proposed retrieval and disclosure as far in advance of such disclosure as is practically possible and after using reasonable efforts to ensure that any Levinsohn Emails so disclosed are accorded confidential treatment, when and if available.

11.     Levinsohn’s Representations. Levinsohn represents and warrants to Lenco that, to the best of his actual knowledge, during the time he was CEO of Lenco: (a) all material financial transactions relating to Lenco’s operations were disclosed to Lenco’s chief financial officer and independent auditors for review and inclusion in the financial statements filed by Lenco with the SEC; (b) Levinsohn did not enter into any related party transaction with Lenco or any of its subsidiaries of a nature required to be disclosed under Item 404 of Regulation S-K, except as described in Lenco’s reports filed with the SEC; and (c) Levinsohn did not execute any agreement to transfer any material interest in or ownership of the assets, technology or intellectual property used by Lenco or its subsidiaries except as authorized by the Board of Directors or disclosed in Lenco’s reports filed with the SEC.

12.     Press Release. On or around the Release Effective Date, Lenco will issue a press release announcing his departure from the Board of Directors in the form attached as Exhibit A.

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13.     Severability. The provisions of this Settlement and Release are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Settlement and Release shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

14.     Entire Agreement. This Settlement and Release sets forth the entire understanding and agreement between Levinsohn and Lenco with respect to the subject matter hereof, and supersedes any prior agreements or understandings, express or implied, pertaining to the terms of Levinsohn's employment with Lenco, the employment relationship and/or the termination of the employment relationship and benefits to be provided in connection therewith, except for the post-employment covenants of the Other Agreements. Each party acknowledges that in executing this Settlement and Release, it is not relying upon any representation or statement by any representative of the other concerning the subject matter of this Settlement and Release, except as expressly set forth in the text of the Settlement and Release. No modification or waiver of this Settlement and Release will be effective unless evidenced in a writing signed by both parties.

15.     Governing Law; Venue; Fees and Costs. This Settlement and Release will be governed by and construed exclusively in accordance with the laws of the State of Washington without reference to its choice of law principles. The exclusive venue for any legal proceeding relating to this Settlement and Release shall be in the state and federal courts located in King County, Washington, and each party irrevocably consents to the jurisdiction of such courts for purposes of any such action. The prevailing party in any legal action relating to this Settlement and Release shall be entitled to costs, expenses and reasonable attorneys' fees except as prohibited by applicable law.

16.     Knowing and Voluntary Agreement; Consideration and Revocation Periods. Levinsohn agrees that Levinsohn has carefully read and fully understands all aspects of this Settlement and Release, including the fact that this Settlement and Release releases any claims that Levinsohn might have against Lenco, including, without limitation, claims under the federal Age Discrimination in Employment Act. Levinsohn agrees that Levinsohn has not relied upon any representations or statements not set forth herein or made by Lenco's agents or representatives. Levinsohn is advised to consult with an attorney prior to executing the Settlement and Release. Levinsohn has either done so or knowingly waived the right to do so, and now enters into this Settlement and Release without duress or coercion from any source. Levinsohn agrees that he has been provided the opportunity to consider for twenty-one (21) days whether to enter into this Settlement and Release, and has voluntarily chosen to enter into it on this date. Levinsohn may revoke this Settlement and Release for a period of seven (7) days following his execution of this Settlement and Release. The “Release Effective Date” of this Settlement and Release shall be the day after the revocation period expires without revocation by Levinsohn.

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IN WITNESS WHEREOF, the parties have executed this Settlement and Release as of the Effective Date.

/s/ Michael Levinsohn
Michael Levinsohn

Lenco Mobile, Inc.

/s/ Matthew Harris
By:_________________________
Title:________________________

Signed also, with respect to Paragraph 3, above by:

121 Mobile Solutions Inc.

/s/ Michael Levinsohn

By:________________________

Title:_______________________

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